Exhibit 99.2

FOURTH QUARTER AND FULL-YEAR 2011 FINANCIAL RESULTS REVIEW

March 9, 2012

This Financial Results Review discusses period-over-period changes in Freddie Mac’s Consolidated Net Income and Comprehensive Income, Credit Performance and Segment Earnings and Comprehensive Income. Additional information about these matters is available in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the company’s Consolidated Financial Statements, Core Tables and Financial Results Supplement. These documents are available on the Investor Relations page of the company’s Web site at www.FreddieMac.com/investors.

Selected Financial Data

		Three Months Ended		Full-Year
		December 31,	September 30,
	($ Millions)	2011	2011	2011	2010

1	Net interest income	$4,683	$4,613	$18,397	$16,856
2	Provision for credit losses	(2,578)	(3,606)	(10,702)	(17,218)
3	Non-interest income (loss)(1)	(971)	(4,798)	(10,878)	(11,588)
4	Non-interest expense(2)	(553)	(687)	(2,483)	(2,932)
5	Net income (loss)	$619	$(4,422)	$(5,266)	$(14,025)
6	Total other comprehensive income	887	46	4,036	14,307
7	Total comprehensive income (loss)	$1,506	$(4,376)	$(1,230)	$282
	Credit Performance (at period end, except for Net charge-offs)
8	Net charge-offs	$3,156	$3,230	$12,467	$13,487
9	as a % of average total mortgage portfolio (annualized)	0.65%	0.65%	0.63%	0.66%
10	Non-performing assets	$129,152	$127,903	$129,152	$125,405
11	as a % of total mortgage portfolio	6.8%	6.6%	6.8%	6.4%
12	Loan loss reserves	$39,461	$39,744	$39,461	$39,926
13	as a % of total mortgage portfolio	2.08%	2.06%	2.08%	2.03%
14	REO ending property inventory(3)	60,555	59,616	60,555	72,093

(1)	Includes derivative gains (losses), impairment expense and other non-interest income (loss).
(2)	Includes total administrative expenses, real estate owned (REO) operations expense and other expenses.
(3)	Includes single-family and multifamily REO properties.

Consolidated Net Income and Comprehensive Income

Freddie Mac’s net income (loss) and total comprehensive income (loss) can vary significantly from quarter to quarter due to changes in fair values as a result of changes in interest rates and mortgage spreads. Conditions in the U.S. housing and mortgage markets can also have a significant impact on the company’s financial results from period to period. Changes in key components of the company’s net income and comprehensive income are discussed below.

Freddie Mac Fourth Quarter 2011 Financial Results Review
March 9, 2012

Net interest income was $4.7 billion for the fourth quarter of 2011, compared to $4.6 billion for the third quarter of 2011. Net interest income principally consists of the net spread between the company’s mortgage-related investments portfolio and the unsecured debt which funds those investments. Quarterly net interest yield represents net interest income expressed as an annualized percentage of average interest-earning assets. Net interest yield was 85 basis points for the fourth quarter of 2011, compared to 83 basis points for the third quarter of 2011.

Net interest income for the full-year 2011 was $18.4 billion, compared to $16.9 billion for the full-year 2010. Net interest yield for the full-year 2011 was 82 basis points, compared to 71 basis points for the full-year 2010. The increases in net interest income and net interest yield in both the fourth quarter and full-year 2011 primarily reflect lower funding costs, partially offset by a decline in the average balance of higher-yielding mortgage-related assets due to continued liquidations and limited purchase activity.

Provision for credit losses was $2.6 billion for the fourth quarter of 2011, compared to $3.6 billion for the third quarter of 2011. The decrease in the provision for credit losses in the fourth quarter of 2011 was driven by a smaller increase in loss severity relative to the third quarter. Loss severity for the fourth quarter reflects the impact of continued deterioration in the financial condition of mortgage insurers, partially offset by the improvement in observed disposition values on single-family REO properties.

Provision for credit losses for the full-year 2011 was $10.7 billion, compared to $17.2 billion for the full-year 2010. The decrease reflects a decline in the rate at which single-family loans transitioned into

Freddie Mac Fourth Quarter 2011 Financial Results Review
March 9, 2012

serious delinquency or were modified, partially offset by lower expectations for mortgage insurance recoveries as a result of the continued deterioration in the financial condition of mortgage insurers in 2011.

The company’s loan loss reserve balance (which represents its estimate of probable incurred losses on loans held for investment and loans underlying the company’s financial guarantees) is increased by the provision for credit losses and reduced by net charge-offs. The company’s loan loss reserve was $39.5 billion as of December 31, 2011, compared to $39.7 billion and $39.9 billion as of September 30, 2011 and December 31, 2010, respectively.

Derivative gains (losses) was a loss of $766 million for the fourth quarter of 2011, compared to a loss of $4.8 billion for the third quarter of 2011. Derivatives are used to reduce Freddie Mac’s exposure to interest-rate risk, but they generally increase the volatility of earnings because fair value changes on the company’s derivative portfolio are included in earnings while fair value changes associated with several of the types of assets and liabilities being hedged are not. The decrease in derivative losses in the fourth quarter reflects lower fair value losses on the net pay-fixed swap portfolio, partially offset by lower fair value gains on the net call swaption portfolio as long-term interest rates decreased less during the fourth quarter than during the third quarter.

Derivative gains (losses) for the full-year 2011 was a loss of $9.8 billion, compared to a loss of $8.1 billion for the full-year 2010. The increase in derivative losses reflects higher fair value losses on the net pay-fixed swap portfolio, partially offset by higher fair value gains on the net call swaption portfolio as long-term interest rates declined more during 2011 than during 2010.

Net impairment of AFS securities recognized in earnings was $595 million for the fourth quarter of 2011, compared to $161 million for the third quarter of 2011. When Freddie Mac determines a decrease in the fair value of an available-for-sale (AFS) security is other-than-temporary and the company does not have the intent to sell the security and it is not likely that the company will be required to sell the security, the credit-related portion of the impairment is recognized in earnings, while the non-credit-related portion of the impairment is recorded in accumulated other comprehensive

Freddie Mac Fourth Quarter 2011 Financial Results Review
March 9, 2012

income (loss), net of taxes (AOCI). The increase in net impairment expense was mostly due to higher expected losses on the company’s subprime securities.

Net impairment of AFS securities for the full-year 2011 was $2.3 billion, compared to $4.3 billion for the full-year 2010. The decrease in net impairment expense was primarily due to declining interest rates which improved the expected benefit of security credit enhancements, partially offset by the negative impact of declines in forecasted home prices.

REO operations expense was $80 million for the fourth quarter of 2011, compared to $221 million for the third quarter of 2011. REO operations expense primarily consists of expenses incurred to maintain foreclosed properties, valuation adjustments on properties, disposition gains or losses, and recoveries from credit enhancements, such as mortgage insurance. The decrease in REO operations expense was primarily driven by lower REO holding period write-downs as REO fair values improved during the fourth quarter.

REO operations expense was $585 million for the full-year 2011, compared to $673 million for the full-year 2010. The decrease was primarily due to lower REO holding period write-downs as REO fair values declined less in 2011 compared to 2010, partially offset by lower recoveries on REO properties mostly due to the continued deterioration in the financial condition of mortgage insurers.

Administrative expenses totaled $1.5 billion for the full-year 2011, compared to $1.6 billion for the full-year 2010. Administrative expenses, expressed as a percentage of the average total mortgage portfolio, totaled 7.1 basis points for the full-year 2011, compared to 7.2 basis points for the full-year 2010. The decrease was largely due to lower salaries and employee benefits expense.

Total other comprehensive income was $887 million for the fourth quarter of 2011, compared to $46 million for the third quarter of 2011. Total other comprehensive income (loss) represents the change in AOCI and is driven primarily by changes in the fair value of the company’s AFS securities. The increase in total other comprehensive income reflects lower fair value losses on non-agency AFS securities as spreads on non-agency commercial mortgage-backed securities (CMBS) tightened in the fourth quarter, partially offset by lower fair value gains on the company’s agency and non-agency AFS securities due to a smaller decline in long-term interest rates during the fourth quarter.

Freddie Mac Fourth Quarter 2011 Financial Results Review
March 9, 2012

Total other comprehensive income was $4.0 billion for the full-year 2011, compared to $14.3 billion for the full-year 2010. This decrease primarily reflects the adverse impact on non-agency AFS securities of widening mortgage spreads during 2011.

Credit Performance

Net charge-offs were $3.2 billion for the fourth quarter of 2011, or 0.65 percent (annualized) of the average total mortgage portfolio, excluding non-Freddie Mac securities, compared to $3.2 billion, or 0.65 percent (annualized), for the third quarter of 2011, and $2.9 billion, or 0.58 percent (annualized), for the fourth quarter of 2010. Freddie Mac’s single-family charge-offs remained elevated during 2011 but continued to reflect suppression of activity due to delays in the foreclosure process and continuing weak market conditions. The company believes the level of its charge-offs will continue to remain high in 2012 and may increase over 2011 levels.

Non-performing assets were $129.2 billion, or 6.8 percent of the total mortgage portfolio, excluding non-Freddie Mac securities, at December 31, 2011, compared to $127.9 billion, or 6.6 percent, at September 30, 2011, and $125.4 billion, or 6.4 percent, at December 31, 2010. The increase in non-performing assets in 2011 was primarily due to a significant increase in single-family loans classified as Troubled Debt Restructurings, which was substantially offset by a decline in the rate at which loans transitioned into serious delinquency. Freddie Mac expects its non-performing assets to remain at elevated levels in 2012.

REO Activities — Freddie Mac had 60,555 REO properties at December 31, 2011, compared to 59,616 and 72,093 at September 30, 2011 and December 31, 2010, respectively. The year-over-year decline in REO inventory in 2011 primarily reflects a lower volume of single-family foreclosures due to delays in the foreclosure process, combined with record levels of REO disposition activity. The company acquired approximately 99,000 properties and disposed of approximately 110,000 properties during 2011. Freddie Mac expects the pace of its REO acquisitions will continue to be affected by delays in the foreclosure process in 2012, but the volume will likely remain elevated due to the company’s large inventory of seriously delinquent loans that will likely complete the foreclosure process and transition to REO during 2012.

Freddie Mac Fourth Quarter 2011 Financial Results Review
March 9, 2012

Segment Earnings and Comprehensive Income

Freddie Mac’s operations consist of three reportable segments, which are based on the type of business activities each performs — Investments, Single-family Guarantee and Multifamily.

Investments Segment Earnings (loss) was earnings of $2.3 billion for the fourth quarter of 2011, compared to a loss of $1.1 billion for the third quarter of 2011. The shift to segment earnings for the fourth quarter was primarily driven by lower derivative losses on the company’s net pay-fixed swaps portfolio. Total comprehensive income for the Investments segment was $2.3 billion for the fourth quarter of 2011, compared to $268 million for the third quarter of 2011. This increase reflects the shift to segment earnings for the fourth quarter, partially offset by lower interest-rate benefit on AFS securities as long-term interest rates declined less in the fourth quarter than in the third quarter.

Investments Segment Earnings was $3.4 billion for the full-year 2011, compared to $1.3 billion for the full-year 2010. The increase was primarily driven by a decrease in net impairments on AFS securities and higher net interest income, partially offset by higher derivative losses on the company’s net pay-fixed swap portfolio. Total comprehensive income for the Investments segment was $6.5 billion for the full-year 2011, compared to $11.5 billion for the full-year 2010. This decrease reflects lower fair value gains on non-agency AFS securities due to spread widening, partially offset by an increase in segment earnings during 2011.

Single-family Guarantee Segment Earnings (loss) was a loss of $2.2 billion for the fourth quarter of 2011, compared to a loss of $3.5 billion for the third quarter of 2011. The decrease in segment loss was primarily driven by the lower provision for credit losses. Total comprehensive income (loss) for the Single-family Guarantee segment approximated Segment Earnings (loss) for both the third and fourth quarters of 2011.

Single-family Guarantee Segment Earnings (loss) was a loss of $10.0 billion for the full-year 2011, compared to a loss of $16.3 billion for the full-year 2010. The decrease in segment loss was primarily driven by a decline in provision for credit losses during 2011. Total comprehensive income (loss) for the Single-family Guarantee segment approximated Segment Earnings (loss) for both full-year 2011 and 2010.

Multifamily Segment Earnings was $555 million for the fourth quarter of 2011, compared to $205 million for the third quarter of 2011. The increase in segment earnings was primarily due to a shift from fair value losses on held-for-sale mortgage loans in the third quarter to fair value gains in the fourth quarter. Total comprehensive income (loss) for the Multifamily segment was income of $1.4 billion for the fourth quarter of 2011, compared to a loss of $1.1 billion for the third quarter of 2011. Total comprehensive income for the fourth quarter of 2011 primarily reflected the effect of spread tightening on CMBS, compared to significant spread widening in the third quarter.

Freddie Mac Fourth Quarter 2011 Financial Results Review
March 9, 2012

Multifamily Segment Earnings was $1.3 billion for the full-year 2011, compared to $1.0 billion for the full-year 2010. The increase in segment earnings was primarily due to a shift from a provision for credit losses in 2010 to a benefit for credit losses in 2011, and higher segment gains on held-for-sale mortgage loans, partially offset by higher net impairments recognized on CMBS in 2011. Total comprehensive income for the Multifamily segment was $2.2 billion for the full-year 2011, compared to $5.0 billion for the full-year 2010. The decrease reflects significant spread tightening in 2010 compared to 2011.

For additional information on Segment Earnings, including the method the company uses to present Segment Earnings, see “MD&A — CONSOLIDATED RESULTS OF OPERATIONS — Segment Earnings” and “NOTE 14: SEGMENT REPORTING” in the company’s Annual Report on Form 10-K for the year ended December 31, 2011.

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This results review contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its efforts under the Making Home Affordable program, the servicing alignment initiative and other programs to assist the U.S. residential mortgage market, future business plans, liquidity, capital management, economic and market conditions and trends, market share, the effect of legislative and regulatory developments, implementation of new accounting guidance, credit losses, internal control remediation efforts, and results of operations and financial condition on a GAAP, Segment Earnings and fair value basis. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt option-adjusted spread, credit outlook, actions by FHFA, Treasury, the Federal Reserve, SEC, HUD, the Obama Administration, and Congress, and the impacts of legislation or regulations and new or amended accounting guidance, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, which is available on the Investor Relations page of the company’s Web site at www.FreddieMac.com/investors and the SEC’s Web site at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.